UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: February 19, 2009

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On February 19, 2009 Robert C. Thomas resigned as a member of the Board of Directors for ATP Oil & Gas Corporation (the “Corporation”). Mr. Thomas’ resignation was not as a result of any disagreement with the Corporation.

On February 24, 2009, Lady Barbara Judge was nominated as a new member of the Board of Directors of the Corporation. Lady Judge served as the Commissioner of the US Securities & Exchange Commission in Washington D.C. from 1980 to 1983. She was the youngest person ever appointed by the President and the second woman to hold the position. She is currently the Chairman of the United Kingdom Atomic Energy Authority, a position she has held since 2002, and she is the former Chairman of the Audit Committee. From 2004 to 2007 Lady Judge was the Deputy Chairman of the United Kingdom Financial Reporting Council in London. From 2002 through 2004 she was on the Board of Directors of the Energy Group of the United Kingdom’s Department of Trade and Industry in London. She received her B.A. from the University of Pennsylvania and her J.D. Cum Laude from New York University Law School. Prior to her appointment to the US Securities & Exchange Commission for seven years she was a lawyer and became a partner at Kaye, Scholer, Fierman, Hays & Handler, Esqs. of New York. In the mid ‘80’s she served as a Regional Director in Hong Kong at Samuel Montagu & Co. Ltd and was the first woman appointed as a board director of that London merchant bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date: February 25, 2009	By:	/s/ ALBERT L. REESE, JR.
Albert L. Reese, Jr.
Chief Financial Officer